MainSTay Funds Trust

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 24th day of May, 2013, between MainStay Funds Trust, a Delaware business trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to an Amended and Restated Management Agreement, dated February 28, 2012, as amended (the “Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect the addition of MainStay High Yield Opportunities Fund.

NOW THEREFORE, the parties agree as follows:

(i)	Effective May 24, 2013, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Kevin M. Bopp	By:	/s/ Stephen P. Fisher
Name:	Kevin M. Bopp	Name:	Stephen P. Fisher
Title:	Director and Associate	Title:	Senior Managing Director
General Counsel

MAINSTAY FUNDS TRUST

Attest:	/s/ Kevin M. Bopp	By:	/s/ Stephen P. Fisher
Name:	Kevin M. Bopp	Name:	Stephen P. Fisher
Title:	Assistant Secretary	Title:	President
General Counsel

SCHEDULE A

(As of May 24, 2013)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Balanced Fund	0.700% up to $1 billion; 0.650% from $1 billion to $2 billion; and 0.600% in excess of $2 billion
MainStay California Tax Free Opportunities Fund	0.500% on all assets
MainStay Cornerstone Growth Fund	0.700% up to $500 million; 0.675% from $500 million to $1 billion; and 0.650% in excess of $1 billion
MainStay Conservative Allocation Fund	0.000%*
MainStay Epoch U.S. All Cap Fund	0.850% up to $500 million; 0.825% $500 million to $1 billion; and 0.800% in excess of $1 billion
MainStay Epoch Global Choice Fund	1.00% on all assets
MainStay Epoch Global Equity Yield Fund	0.70% on all assets
MainStay Epoch International Small Cap Fund	1.10% on all assets
MainStay Epoch U. S. Equity Yield Fund	0.800% up to $500 million; and 0.790% in excess of $500 million
MainStay Floating Rate Fund	0.600% up to $1 billion; 0.575% from $1 billion to $3 billion; and 0.565% in excess of $3 billion
MainStay Growth Allocation Fund	0.000%*
MainStay High Yield Municipal Bond Fund	0.55% up to $1 billion; and 0.54% in excess of $1 billion

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay High Yield Opportunities Fund	0.800% on all assets
MainStay ICAP Equity Fund	0.800% up to $5 billion; and 0.775% in excess of $5 billion
MainStay ICAP International Fund	0.800% up to $5 billion; and 0.775% in excess of $5 billion
MainStay ICAP Global Fund	0.80% on all assets
MainStay ICAP Select Equity Fund	0.800% up to $5 billion; and 0.775% in excess of $5 billion
MainStay Indexed Bond Fund	0.250% up to $1 billion; and 0.200% in excess of $1 billion
MainStay Intermediate Term Bond Fund	0.600% up to $500 million; and 0.575% from $500 million to $1 billion; and 0.550% in excess of $1 billion
MainStay International Opportunities Fund	1.100%
MainStay Marketfield Fund	1.40% on all assets
MainStay Moderate Allocation Fund	0.000%*
MainStay Moderate Growth Allocation Fund	0.000%*
MainStay New York Tax Free Opportunities Fund	0.50% on all assets
MainStay Retirement 2010 Fund	0.10%
MainStay Retirement 2020 Fund	0.10%
MainStay Retirement 2030 Fund	0.10%
MainStay Retirement 2040 Fund	0.10%

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Retirement 2050 Fund	0.10%
MainStay Short Duration High Yield Fund	0.65% on all assets
MainStay Short Term Bond Fund	0.600% up to $500 million; and 0.575% in excess of $500 million
MainStay S&P 500 Index Fund	0.250% up to $1 billion; 0.225% from $1 billion to $2 billion; 0.215% from $2 billion to $3 billion; and 0.200% in excess of $3 billion
MainStay U.S. Equity Opportunities Fund	1.000%
MainStay U.S. Small Cap Fund	0.850% up to $1 billion; and 0.800% in excess of $1 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that theManager or its affiliates shall receive compensation from other registered investment companies, including other series of the Company, in connection with assets of the Fund that are invested in such investment companies.